United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Registrant's telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

        On February 1, the Board of Directors of Arena Resources, Inc. (the “Company”) announced that Phillip Terry has been appointed to the newly created office of “President and Chief Operating Officer”. Tim Rochford will retain the position of “Chief Executive Officer” of the Company. Also, the Board of Directors appointed William Parsons to the newly created position of “Vice President and Manager of Investor Relations”.

        Mr. Terry, 59, joined the Company in April 2003, and since that time he has been in charge of all engineering and field operations. Immediately prior to joining the Company, Mr. Terry owned and operated an independent petroleum engineering consulting firm. The Company was one of his clients. In 2001 and 2002, Mr. Terry was Vice President of Drilling and Production for Bird Creek Resources, Inc. Mr. Terry received his Bachelor of Science degree in Mechanical Engineering from Oklahoma State University in 1970, and is a registered Professional Petroleum Engineer with over 34 years experience in engineering, production, drilling, completions, reservoir engineering, property evaluations and corporate management in the oil and gas industry.

        As President and Chief Operating Officer, Mr. Terry will be responsible for the day-to-day management of the operational business and affairs of the Company. Mr. Terry will report directly to Mr. Rochford who, as Chief Executive Officer, will continue to be responsible for the overall supervision of the policy, direction and control of the Company.

        Mr. Terry’s salary for 2007 will be $160,000. In addition, in 2007 Mr. Terry has been granted options under the Company’s Stock Option Plan with a grant date present value of $1,593,049. (1)

        Mr. Parsons, 58, has since 1992 served as President of K M Financial, Inc., a Scottsdale, Arizona based consulting, marketing and investment relations firm which specializes in providing these services to companies whose stock has recently become publicly-traded. The Company has been a client of K M Financial, Inc. since the Company’s formation, and for this reason, Mr. Parsons is intimately familiar with all aspects of the Company’s operations, and also has extensive experience in investor and market communications associated with the securities markets.

        Neither Mr. Terry nor Mr. Parsons has a written employment agreement with the Company.

_________________
        (1) Determined using the Black-Scholes option pricing model, assuming the following factors: stock price volatility — 38.5%, expected life 5 years, risk free interest rate — 4.77% and dividend yield – 0%. The Black Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive’s continued employment through the vesting period and the option term.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: February 6, 2007	By:	William R. Broaddrick
William R. Broaddrick
Vice President